EXHIBIT 23.1

CONSENT OF BURR, PILGER & MAYER, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2006 relating to the consolidated financial statements of InSite Vision Incorporated, which appears in InSite Vision Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California
March 31, 2006